Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated November 12, 2009 relating to the consolidated financial statements of Strategic American Oil Corporation appearing in the Prospectus which is part of this Registration Statement and to the reference to our firm under the caption "Experts" in such Prospectus.

"DMCL"
Dale Matheson Carr-Hilton LaBonte LLP
Chartered Accountants

Vancouver, Canada
November 24, 2009